EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Van Saun, John F. Woods, Polly N. Klane, Michael Soccio and Robin S. Elkowitz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of securities (including common stock, preferred stock, depositary shares, debt securities, warrants and purchase contracts) issued by Citizens Financial Group, Inc. any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Bruce Van Saun Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	October 4 , 2024

/s/ John F. Woods John F. Woods	Vice Chair, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	October 4 , 2024

/s/ Lee Alexander Lee Alexander	Director	October 4 , 2024

/s/ Tracy A. Atkinson Tracy A. Atkinson	Director	October 4 , 2024

/s/ Christine M. Cumming Christine M. Cumming	Director	October 4 , 2024

/s/ Kevin Cummings Kevin Cummings	Director	October 4 , 2024

/s/ William P. Hankowsky William P. Hankowsky	Director	October 4 , 2024

/s/ Edward J. Kelly III Edward J. Kelly III	Director	October 4 , 2024

/s/ Robert G. Leary Robert G. Leary	Director	October 4 , 2024

/s/ Terrance J. Lillis Terrance J. Lillis	Director	October 4 , 2024

/s/ Michele N. Siekerka Michele N. Siekerka	Director	October 4 , 2024

/s/ Christopher J. Swift Christopher J. Swift	Director	October 4 , 2024

/s/ Wendy A. Watson Wendy A. Watson	Director	October 4 , 2024

/s/ Marita Zuraitis Marita Zuraitis	Director	October 4 , 2024